POWER OF ATTORNEY

The undersigned hereby constitutes and appoints John E. Bruno, Cynthia M. Clarke, Lance C. Dial and Valerie N. Tipping, and each of them singly as true and lawful attorneys with full power to them and each of them, to execute, on behalf of the undersigned, in the capacity listed below, any and all statements or reports under Section 16 of the Securities Exchange
Act of 1934, as amended, with respect to the beneficial ownership of reportable securities issued by Nuveen Mortgage Opportunity Term Fund (JLS),
 Nuveen Mortgage Opportunity Term Fund 2 (JMT), Nuveen Diversified Dividend and Income Fund (JDD), John Hancock Hedged Equity & Income Fund (HEQ) including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5, and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission and any exchange upon which such Funds are listed, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange upon which such Funds are listed, granting to said attorney, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the earlier of: (i) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the above listed issuers, (ii) the undersigned is no longer employed by Wellington Management Company LLP or its affiliates, or (iii) the Power of Attorney is revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact. In affixing his signature to this Power of Attorney, the undersigned hereby revokes any and all previously executed Powers of Attorney for the same or similar purposes.

IN WITNESS WHEREOF, the undersigned has set his or her hand on this 20th day of December 2017.


/s/ Si Ping Yu
Name:  Si Ping Yu
Title: Senior Managing Director